Exhibit 10.8

WAIVER NO. 2

TO CREDIT AGREEMENT

THIS WAIVER NO. 2 TO CREDIT AGREEMENT, dated as of May 2, 2007 (this “Waiver Agreement”), is made by and among Bowie Resources, LLC, a Delaware limited liability company (“Bowie”); Colorado Holding Company, Inc., a Delaware corporation (“CHC”); Bowie Resources Management Partner, LLC, a Nevada limited liability company (“BRMP”); and General Electric Capital Corporation, as agent for the lenders party to the Credit Agreement described below (the “Agent”) and as a Lender under the Credit Agreement.  Capitalized terms used in this Waiver Agreement and not otherwise defined have the meanings set forth in the Credit Agreement, as modified hereby.

W I T N E S S E T H:

WHEREAS, Bowie, CHC, BRMP, the Lenders and the Agent are parties to that certain Credit Agreement, dated as of December 20, 2006 (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, Bowie, CHC, BRMP and the Agent entered into that certain Waiver No. 1 to Credit Agreement dated as of April 4, 2007 (the “Original Waiver”) pursuant to which the Agent and the Lenders (i) waived the Defaults and Events of Default that had occurred as a result of the Borrower’s failure to deliver the Financial Information (as hereinafter defined) and (ii) extended the date by which the Borrower was required to deliver such Financial Information to the Agent until April 23, 2007;

WHEREAS, the Lenders and the Agent wish to waive compliance with certain provisions of the Credit Agreement and the Original Waiver subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE 1.

WAIVER

Subject to the satisfaction of the terms and conditions set forth herein, the Lenders and the Agent hereby (i) waive any Default or Event of Default that has occurred by reason of the failure by the Credit Parties to deliver the financial information, Compliance Certificates, accounting firm reports, annual letters and certifications specified in clause (d) of Annex D of the Credit Agreement (the “Financial Information”) on or prior to April 23, 2007 (the “Waiver”) and (ii) extend the period of time for delivering such Financial Information in accordance with Annex D of the Credit Agreement to, and the Credit Parties hereby agree to deliver such Financial Information to the Agent by, May 14, 2007 at 5:00 p.m.  Each of Bowie, CHC and BRMP acknowledge and agree that the failure by the Credit Parties to deliver the Financial

Information to the Agent in accordance with clause (d) of Annex D of the Credit Agreement (except with respect to the date by which such Financial Information was required to be delivered) by 5:00 p.m. (eastern standard time) on May 14, 2007 will result in an Event of Default under the Credit Agreement and will entitle the Lenders and the Agent to all of the rights and remedies provided to such Lenders and Agent under the Credit Agreement as a result of an Event of Default therein, including without limitation the rights set forth in Section 1.5(d).

ARTICLE 2.

EFFECTIVENESS

This Waiver Agreement shall become effective as of the date hereof (the “Effective Date”) only upon receipt by the Agent of counterparts of this Waiver Agreement, duly executed and delivered on behalf of Bowie, CHC, BRMP and the Requisite Lenders.

ARTICLE 3.

ACKNOWLEDGMENT; COVENANTS; REPRESENTATIONS

3.1                                 Acknowledgment and Reaffirmation.  Each of Bowie, CHC and BRMP hereby reaffirms, as of the Effective Date, the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Waiver Agreement and the transactions contemplated thereby.  As herein modified, the Credit Agreement (as so amended, the “Modified Credit Agreement”) and each of the other Loan Documents shall remain in full force and effect and is hereby ratified and confirmed in all respects.

3.2                                 Representations and Warranties, Etc.  Each of Bowie, CHC and BRMP represents and warrants to each other party hereto that:

3.2.1                        each of the representations and warranties of Bowie, CHC and BRMP, as applicable, set forth in the Credit Agreement and the other Loan Documents is true and correct in all respects as of the date of the execution and delivery of this Waiver Agreement by Bowie, CHC and BRMP (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all respects as of such date), with the same effect as if made on such date;

3.2.2                        the execution and delivery by Bowie, CHC and BRMP of this Waiver Agreement and the performance by Bowie, CHC and BRMP of their respective obligations under the Modified Credit Agreement, (i) are within the powers of Bowie, CHC and BRMP, as applicable, (ii) have been duly authorized by all necessary action on the part of Bowie, CHC and BRMP, as applicable, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or operating agreement or other organizational documents of Bowie, CHC or BRMP, as applicable, or (B) any agreement, judgment, injunction, order, decree or other instrument binding upon Bowie, CHC or BRMP or any of their respective Subsidiaries; and

3.2.3                        both this Waiver Agreement and the other Loan Documents are the legal, valid and binding obligations of Bowie, CHC and BRMP enforceable against Bowie, CHC and BRMP in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

3.3                                 Course of Dealing, Etc.  Bowie, CHC and BRMP hereby acknowledge and agree that the acceptance by each Lender and the Agent of this document shall not be construed in any manner to establish any course of dealing on any Lender’s or the Agent’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future consent, amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

ARTICLE 4.

MISCELLANEOUS

4.1                                 Loan Document Pursuant to Credit Agreement.  This Waiver Agreement is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

4.2                                 Counterparts.  This Waiver Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Waiver Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Waiver Agreement.

4.3                                 Governing Law.  THIS WAIVER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

4.4                                 Lenders.  The Agent acknowledges and agrees that its execution of this Agreement as Agent and as a Lender constitutes the approval and consent of the Agent and the Requisite Lenders (each as defined in the Credit Agreement) to the transactions herein described.

4.5                                 Limited Waiver. The Waiver set forth above is subject to the conditions and limitations set forth herein and shall be applicable only for the purposes, and the period, set forth herein, and not for any other purposes or with respect to any subsequent period.  The Waiver contained herein shall not apply to any other Default or Event of Default, regardless of whether such Default or Event of Default is prior or subsequent to any of the matters referred to herein or is of the same or a different type as any of the matters referred to herein.  With respect to any other Default or Event of Default, the Agent retains and reserves all rights and remedies of every and any kind to which it may be entitled under the Credit Agreement, any Loan Document or any document contemplated by or delivered to the Agent or the Lenders in connection with the Credit Agreement, including the right to pursue any and all security it holds for the Obligations.

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IN WITNESS WHEREOF, the signatories hereto have caused this Waiver Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

BOWIE RESOURCES, LLC

By:	/s/ Scott Dyer
Name:	Scott Dyer
Title:	CFO

COLORADO HOLDING COMPANY, INC.

By:	/s/ Stephen Addington
Name:	Stephen Addington
Title:	President

BOWIE RESOURCES MANAGEMENT PARTNER, LLC

By:	/s/ Keith H. Sieber
Name:	Keith H. Sieber
Title:	President

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ Matthew A. Toth, III
Name:	Matthew A. Toth, III
Title:	Authorized Signatory

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